UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May 25, 2011


                            THE X-CHANGE CORPORATION
        (Exact name of small business issuer as specified in its charter)

                        Commission File Number: 002-41703

        Nevada                                                 90-0156146
(State of incorporation)                                (IRS Employer ID Number)

12655 North Central Expressway, Suite 1000 Dallas TX             75243
    (Address of principal executive offices)                   (Zip Code)

                                 (972) 386-7350
                        (Registrant's telephone number)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR230.425)

[ ] Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17
    CFR 240.14a 12)

[ ] Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ] Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 8.01 - OTHER EVENTS

On May 25, 2011 The X-Change Corporation ("Company") announced that it had closed on the purchase of a Casino Ship located in Freeport, Texas. The acquisition was purchased by LDC Collection Systems, Inc., a Texas subsidiary of The X-Change Corporation. The purchase price was 2,000,000 shares of newly issued restricted common stock of the Company. The Casino ship, known as The Texas Star Casino, is a 155-foot ocean going vessel equipped with 250 slot machines and various table games. The ship also has facilities for entertainment, beverage service and dining. It is anticipated that the ship will operate beyond the 9-mile state territorial limit in the Gulf of Mexico. It is anticipated that the Company will enter into an operating agreement with a Nevada licensed operator to operate the gaming on the ship.

The ship was purchased from CJP Entertainment LLC, a Missouri corporation. The ship was built in 1977 and updated in 1986. It was previously operated in Georgia and Florida. The fact that it will be operating beyond the 9-mile State of Texas territorial limit means it does not require a gaming license from the State of Texas.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                  Description of Exhibit
-----------                  ----------------------
  99.1                     May 25, 2011 Press Release

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         THE X-CHANGE CORPORATION


Dated: May 31, 2011                      By: /s/ Haviland Wright
                                            ------------------------------------
                                            Haviland Wright
                                            Chief Executive Officer and Acting
                                            Chief Financial Officer

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